UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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DUCOMMUN INCORPORATED
(Name of Registrant as Specified in Its Charter)

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NEWS RELEASE

Ducommun Incorporated to Host Virtual Annual Meeting of Shareholders

Santa Ana, California (April 2, 2020) - Ducommun Incorporated ("Ducommun" or the "Company") (NYSE:DCO) confirmed today that due to the rapidly evolving COVID-19 pandemic, and to support the health and safety of our shareholders and employees, the Company's 2020 Annual Meeting of Shareholders will be a virtual meeting instead of an in-person meeting.  The Annual Meeting will be held on Wednesday, May 6, 2020 at 9:00 a.m., Pacific Time as previously scheduled.  However, shareholders will not be able to attend the Annual Meeting in person.

As described in the proxy materials for the Annual Meeting previously distributed, shareholders as of the close of business on March 9, 2020, the record date, are entitled to participate in the Annual Meeting.  To participate, shareholders must go to www.virtualshareholdermeeting.com/DCO2020 and enter the 16-digit control number found on the proxy card, voting instruction form or notice of internet availability previously received.

About Ducommun Incorporated
Ducommun Incorporated delivers value-added innovative manufacturing solutions to customers in the aerospace, defense and industrial markets. Founded in 1849, the Company specializes in two core areas - Electronic Systems and Structural Systems - to produce complex products and components for commercial aircraft platforms, mission-critical military and space programs, and sophisticated industrial applications. For more information, visit Ducommun.com.

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, MAY 6, 2020

 The following Notice of Change of Location relates to the proxy statement (the "Proxy Statement") of Ducommun Incorporated (the "Company"), dated March 20, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on May 6, 2020.  This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 2, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 6, 2020

To the Shareholders of Ducommun Incorporated:

Due to the rapidly evolving COVID-19 pandemic, and to support the health and safety of our shareholders and employees, the 2020 Annual Meeting of Shareholders of Ducommun Incorporated (the "Company") will be a virtual meeting instead of an in-person meeting.  The Annual Meeting will continue to be held on Wednesday, May 6, 2020 at 9:00 a.m., Pacific Time as previously scheduled.  However, shareholders will not be able to attend the Annual Meeting in person.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on March 9, 2020, the record date.  To participate in the virtual meeting, you must go to www.virtualshareholdermeeting.com/DCO2020 and enter the 16-digit control number found on the proxy card, voting instruction form or notice of internet availability previously received. During the meeting, shareholders may vote, ask questions and view the list of registered shareholders as of the record date by following the instructions available on the meeting website.  The proxy card, voting instruction form or notice of availability included with the proxy materials previously distributed will not be updated to reflect the change in location, but may continue to be used to vote your shares in connection with the Annual Meeting.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING.  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE VIA THE INTERNET OR IF YOU RECEIVE PRINTED PROXY MATERIALS, BY TELEPHONE OR BY MAILING THE PROXY CARD.

By Order of the Board of Directors,

Rajiv A. Tata

Secretary

April 2, 2020

The Annual Meeting on May 6, 2020 at 9:00 a.m. Pacific Time will be available at
www.virtualshareholdermeeting.com/DCO2020.  The Proxy Statement and Annual Report to Shareholders are available on our Investor Relations website at http://investors.ducommun.com/.  In addition, you may access our proxy materials at www.proxyvote.com, which is cookies free and does not identify visitors to the site.